UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2012

Preventia Inc.

(Exact name of registrant as specified in its charter)
Commission File Number 000-54466

Nevada

   27-2438013

(State or other jurisdiction of

 (IRS Employer

Incorporation or organization)

Identification No.)

36 Toronto St., Suite 1150

Toronto, ON

M5C 2C5

(Address of principal executive offices)

 (Zip Code)

(Registrant’s telephone number, including area code):  (416) 844-3723

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

*

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On June 20, 2012, the registrant entered into a letter of intent with Private Trading Systems PLC, a company incorporated in England and Wales ("PTS)".  PTS is the sole owner of, and has the exclusive worldwide right and title to use and exploit, a trading system (the "System") designed to facilitate the trading of instruments, investments, securities and assets between buyers and sellers in a trading environment as described in registered U.S. Patent No. 8,165952 B2 (the "U.S. Patent").  Pursuant to the letter of intent, PTS shall license to the registrant and/or its soon-to-be incorporated wholly-owned operational subsidiary (collectively and interchangeably, "Preventia") the exclusive right to use and otherwise exploit and enforce the System and all intellectual property incorporated therein and related thereto (collectively, the ”System IP”, which term includes but is not limited to the U.S. Patent) and whereby Preventia shall in turn contract PTS to operate the System, either directly or through a subsidiary of PTS.

1. License - PTS shall grant a five (5) year, worldwide, exclusive license to Preventia to use and otherwise exploit and enforce the System and the System LP, renewable for up to three (3) additional five (5) year terms at the option of Preventia, on such terms as are mutually agreed between the parties; provided however that if no such terms are agreed upon, Preventia shall have the right to renew the license on terms identical to those contained in the letter of intent or in the definitive agreement as applicable.

2. Fees/Payment - In exchange for the license to be granted by PTS as described above, Preventia shall pay to PTS, the greater of:

(a) A minimum annual fee of two million dollars (USD $2,000,000), payable quarterly in equal installments with the first such payment to be due and payable on or before the 1st day of October, 2012 (noting that for the purposes of the agreement the first quarter shall be the period between execution of the definitive agreement and September 30, 2012); and

(b) Fifty percent (50%) of all revenues earned and received in connection with the use of the System and/or the exploitation of the System IP.

For clarity, amounts paid by Preventia to PTS pursuant to subsection (a) shall be set off against amounts payable pursuant to subsection(b).

There is a ten (10) day period commencing from June 20, 2012 during which each party may conduct due diligence.

The term of the letter of intent shall remain in force for thirty (30) days from June 20, 2012 and shall be renewable for subsequent thirty (30) day terms, on written agreement of both parties, to be agreed upon at least fifteen (15) days prior to the expiry of the term or any thirty (30) day extension thereof.   It is the intent of the parties to enter into a definitive agreement prior to June 30, 2012.

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1

Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREVENTIA INC.

June 22, 2012	By:	/s/ Robert J. Stevens
Robert J. Stevens, President, Chief Executive Officer, Chief Financial Officer and Secretary

3